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EXHIBIT 10.18

ESG Re Limited Non-Management
Directors' Compensation and Option Plan

        1.    Purpose:    ESG Re Limited, a Bermuda corporation (the "Company"), hereby adopts this Non-Management Directors' Compensation and Option Plan (the "Plan") to provide for the granting of options to purchase ordinary stock of the Company, par value $1.00 per share ("Common Shares") and for the payment of fees for services as a member of the Board of Directors ("Fees") in order to promote the long-term growth and financial success of the Company by attracting and retaining non-management directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company's non-management directors and its stockholders.

        2.    Administration.

          (a)  The Plan shall be administered by the Board of Directors of the Company (the "Board").

          (b)  The Board shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and all documents executed pursuant to the Plan (including all election forms), (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

          (c)  The determination of the Board on all matters relating to the Plan or any document executed pursuant to the Plan shall be conclusive.

          (d)  No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

        3.    Eligibility.    Only directors of the Company who are not full-time employees of the Company or any of its subsidiaries ("Eligible Directors") shall be eligible to participate in the Plan.

        4.    Shares Subject to the Plan.

          (a)  Subject to the adjustment provisions of Section 7 below, a maximum of 1,000,000 Common Shares shall be issuable under the Plan. If, and to the extent that, options granted under the Plan shall terminate, expire or be canceled for any reason without having been exercised, new awards may be granted in respect of the Common Shares covered by such terminated, expired or canceled options. In addition, in the event that Common Shares are delivered in payment of the exercise price of an option (or withholding obligation) such Common Shares shall become available for subsequent grants, including Reload Options (as defined in section 6(a)(4) below). The granting and terms of such new awards shall comply in all respects with the provisions of the Plan.

        Common Shares sold upon the exercise of any option granted under the Plan pursuant to Section 6 or Common Shares paid as Fees pursuant to Section 5 may be authorized and unissued Common Shares, issued Common Shares held in the Company's treasury or shares purchased by, or on behalf of the Company in open-market or private transactions or both. There shall be reserved at all times for awards under the Plan a number of Common Shares, of either authorized and unissued Common Shares or Common Shares held in the Company's treasury, or both, equal to the maximum number of Common Shares that may be issued under the Plan.

        5.    Directors Fees.

          (a)    In General.    Each Eligible Director shall be entitled to fees for services as a member of the Board and its committees in amounts determined by the Board ("Fees").

          (b)    Deferral and Payment of Fees.

            (1)  In General. Subject to the timing requirements set forth in subsection (2) below, commencing on the Effective Date of the Plan, each Eligible Director may elect either (i) to receive all or a portion of the Fees payable to such Eligible Director as soon as practicable after the date such amounts become payable, subject to the following paragraph, or (ii) to defer all or a portion of such Fees in accordance with the provisions of subsection (2) below (a "Deferred Payment").

        With respect to any payment that an Eligible Director has elected to receive pursuant to subsection (i) above or for which there is no Deferred Payment Election Form in effect in accordance with the provisions of subsection (2) below (a "Current Payment"), the Eligible Director may elect at least 30 days prior to the date such amounts become payable to either (i) have such Fees paid in a combination of Common Shares and cash, as determined by the Board (a "Cash and Shares Payout") or (ii) to receive options for Common Shares with a value, as determined by the Board, equal to two times the amount of the Fees that would otherwise be payable (an "Option Payment"), which options shall be subject to Section 6 of the Plan.

            (2)  Elective Deferrals.

        (i)
        An Eligible Director may elect to defer the payment of the Fees by submitting an election form, in the form attached hereto as Exhibit A (a "Deferred Payment Election Form") to the Board, indicating: (I) the percentage of the Fees that are to be deferred; and (II) the date on which the commencement of payments of deferred amounts (the "Distribution Date") should begin, as contemplated by Subsection (4)(i) below. A Deferred Payment Election Form shall become effective with respect to the amounts becoming payable with respect to services performed in the calendar year following the calendar year in which such Deferred Payment Election Form is submitted to the Board; provided, however, that with respect to Initial Fees, or with respect to any Eligible Director, in the calendar year such Eligible Director first becomes eligible to participate in the Plan, an election may be made to defer Fees within 30 days after either the Effective Date of the Plan or the date on which such Eligible Director first becomes eligible to participate in the Plan, whichever is applicable.

        (ii)
        An election under this section shall continue in effect until revoked by written notice to the Board or superseded by a new effective Deferred Payment Election Form; provided, however, that no revocation of a Deferred Payment Election Form or supersession of such form by submission of a new Deferred Payment Election Form shall be effective to make any change with respect to Fees to be paid to the Eligible Director in respect of services in the calendar year in which such revocation or supersession occurs or for any amounts which, pursuant to a previous election of the Participant, are payable within one year of the date of the change of election.

        (iii)
        An Eligible Director may designate, in an election form, one or more beneficiaries to receive any distributions under the Plan upon the death of the Eligible Director, and such designation may be changed at any time by submitting a new designation to the Board, which shall become effective immediately upon receipt by the Board.

            (3)  Share Units. Any portion of the Fees that an Eligible Director elects to defer (the "Deferred Amount") shall be credited to an account (a "Share Unit Account") in units that are equivalent in value to Common Shares ("Share Units"). The Deferred Amount allocated to the Share Unit Account shall be credited to the Share Unit Account as of the first business day following the date on which the Eligible Director becomes entitled to payment of the

    Fees, as the case may be, and the number of Share Units credited to such Share Unit Account shall be an amount equal to the results obtained by dividing (I) the Deferred Amount of Fees allocated to the Share Unit Account by (II) the Fair Market Value of a Share on the first business day following the date on which the Eligible Director becomes entitled to payment of the Fees, as the case may be. If Share Units exist in an Eligible Director's Share Unit Account on a dividend record date for the Company's Common Shares, the Share Unit Account shall be credited, on the dividend payment date, with an additional number of Share Units equal to (i) the cash dividend paid on one Share, times (ii) the number of Share Units in the Share Unit Account on the dividend record date, divided by (iii) the Fair Market Value of a Share on the dividend payment date.

            (4)  Distributions.

        (i)
        Distribution Date. Each Eligible Director shall designate on a Deferred Payment Election Form a distribution date with respect to the Deferred Amount credited to the Eligible Director's Share Unit Account thereafter which is not earlier than one year from the date the Fees become payable (the "Elected Distribution Date"). The amounts in an Eligible Director's Share Unit Account shall be paid as soon as practicable following the Elected Distribution Date.

        (ii)
        Distribution Method. Distributions shall be made from the Eligible Director's Share Unit Account in cash in an amount equal to the greater of (i) the value of the Common Shares in the Eligible Directors Share Unit Account valued at their Fair Market Value on the Elected Distribution Date and (ii) the amount that would have been credited to the Eligible Directors Share Unit Account on the Elected Distribution had the Fees earned interest at the one-year United States treasury bill rate.

          (c)  Fair Market Value. For purposes of the Plan, "Fair Market Value" of a Common Share shall mean as of any date:

            (1)  the average of the closing bid prices for the past ten consecutive trading days of the Common Shares on the Nasdaq National Market if Common Shares are approved for quotation on such system, or, if not so approved, the mean between the closing sales prices for the past ten consecutive trading days of the Common Shares on such other national exchange or over-the-counter market on which the Common Shares are principally trading on such dates, or if, there were no sales on such dates; or

            (2)  in the event there shall be no public market for the Common Shares, the fair market value of the Common Shares as determined in good faith by the Board of Directors based upon the valuation of an independent appraiser.

        6.    Options.

          (a)  Grant of Options

            (1)  Initial Awards. Each person who is an Eligible Director as of the Effective Date or becomes an Eligible Director within one year of the Effective Date shall receive an option to purchase 10,000 Common Shares on the Effective Date or on the date on which such Eligible Director first becomes an Eligible Director ("Initial Options").

            (2)  Subsequent Awards. Each year during the term of the Plan, each person who is an Eligible Director on the date of the Company's annual shareholders meeting and, except with respect to the first annual meeting following the Effective Date, who has been an Eligible Director for the entire year preceding such annual meeting will automatically receive an option to purchase 5,000 Common Shares (or such other amount as the Board determines) for service as a director of the Company. Each Eligible Director who is an Eligible Director on the date of the Company's annual shareholders meeting but has not been an Eligible Director for the entire year preceding such annual meeting shall receive an option to purchase a portion of such 5,000 Common Shares (or such other amount) equal to the results obtained by multiplying 5,000 (or such other amount) by a fraction, the numerator of which shall be the number of full months such Eligible Director has served as an Eligible Director and the denominator of which shall be 12 ("Annual Options") provided however, that Eligible Directors who are Eligible Directors on the first annual meeting following the Effective Date shall receive an option to purchase 5,000 Common Shares (or such other amount) without regard to the number of months such Eligible Director has served as an Eligible Director. A director receiving an option pursuant to the Plan may hereinafter be referred to as an "Optionee".

            (3)  Discretionary Options. The Board shall also have discretionary authority to award additional options to the Chairman of the Board, the Deputy Chairman of the Board, the Committee Chairmen and members of the Board of Directors or the Supervisory Board of any of the Company's subsidiaries, subject to the terms and conditions set forth below.

            (4)  Reload Options. Options may, in the discretion of the Board, be granted under the Plan to permit an Optionee to reacquire any Common Shares such Optionee delivered to the Company as payment of the exercise price in connection with the exercise of an option hereunder or to reacquire any Common Shares retained by the Company to satisfy the Optionee's withholding obligation in connection with the exercise of an Option hereunder (a "Reload Option"). The terms of such Option shall be identical in all material respects to the terms of the Option for which such Reload Option was granted and the term of the Reload Option shall expire at the same time that the term of the Option for which such Reload Option was granted was scheduled to expire; provided, however, that the option price for each Common Share granted under the Reload Option shall be the Fair Market Value of a Common Share at the time such Reload Option is granted.

            (5)  Options for Fees. Pursuant to Section 5(b)(1), Options shall be granted to an Eligible Director who elects to receive an Option Payment, subject to the terms and conditions set forth below.

          (b)  Price.

      (i)
      The option price of each share of Common Shares purchasable under any option granted pursuant to the Plan shall be the Fair Market Value thereof at the time the option is granted.

          (c)  Vesting and Exercisability.

      (i)
      Vesting.

            All options granted hereunder shall be fully (100%) vested and exercisable upon grant.

      (ii)
      Notwithstanding any provision of the Plan to the contrary, the unexercised portion of any option granted under the Plan shall automatically and without notice terminate and become null and void at the expiration of 10 years from the date on which such option was granted.

          (d)  Exercise of Options.

      (i)
      An option granted under the Plan shall be deemed exercised when the person entitled to exercise the option:

              (1)  delivers written notice to the Company at its principal business office, directed to the attention of Chairman of the Board, of the decision to exercise; and

              (2)  concurrently tenders to the Company full payment for the Common Shares to be purchased pursuant to such exercise in U.S. dollars.

      (ii)
      Payment for Common Shares with respect to which an option is exercised may be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Board of

        Directors); (ii) with the consent of the Board of Directors in its sole discretion, by personal check (subject to collection) and which may in the Board of Directors' discretion be deemed conditional; and (iii) by delivery of previously-acquired Common Shares owned by the grantee for at least six months (or such longer or shorter period as the Board of Directors may prescribe) having a Fair Market Value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby. In addition, subject to such rules as may be established by the Board of Directors, if there is a public market for the Common Shares, payment in accordance with clause (a) of this Section 8 may be deemed to be satisfied by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Shares acquired upon exercise to pay for all of the Common Shares acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Optionee's direction at the time of exercise.

          (e)  Transferability of Options.

            (1)  Subject to subsection 2 below, each Option shall be exercisable only by the Optionee during the Optionee's lifetime, or, if permissible under applicable law, by the Optionee's legal guardian or representative. No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by an Optionee otherwise than by will or by the laws of descent and distribution or, if inapplicable, transmission on death in accordance with the Bye-Laws of the Company and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

            (2)  Notwithstanding the foregoing, the Board may in the applicable Award Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Award Agreement provide that Options granted hereunder may be transferred by the Optionee without consideration, subject to such rules as the Board may adopt to preserve the purposes of the Plan, to:

              (A)  the Optionee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

              (B)  a trust solely for the benefit of the Optionee and his or her Immediate Family; or

              (C)  a partnership corporation or limited liability company whose only partners, shareholders or members are the Optionee and his or her Immediate Family members;

      (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a "Permitted Transferee"); provided that the Optionee gives the Board advance written notice describing the terms and conditions of the proposed transfer and the Board notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the option.

      The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an Optionee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Board determines that such a registration statement is necessary or appropriate, (c) the Board or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Optionee under the Plan or otherwise and (d) the consequences of termination of the Optionee's employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

          (f)    Rights of Optionee. Neither the Optionee nor the Optionee's executor or administrator shall have any of the rights of a stockholder of the Company with respect to the Common Shares subject to an option until certificates for such Common Shares shall actually have been issued upon the due exercise of such option. Unless the Board of Directors otherwise determines in accordance with Section 7 below, no adjustment shall be made for any regular cash dividend for which the record date is prior to the date of such due exercise and full payment for such Common Shares has been made therefor.

          (g)  Form of Agreements with Optionees. Each option granted pursuant to the Plan shall be evidenced by an individual agreement ("Award Agreement") in writing and shall have such form, terms and provisions, not inconsistent with the provisions of the Plan, as the Board of Directors shall provide for such option. In the event that any provisions of an Agreement differ from the terms of the Plan, the Plan provisions shall govern.

          (h)  Purchase for Investment. Whether or not the options and Common Shares covered by the Plan have been registered under the United States Securities Act of 1933, as amended, each person exercising an option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such Common Shares for investment and not with a view to, or in connection with, the sale, transfer or distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any Common Shares issued or transferred to the Optionee upon the exercise of any option granted under the Plan.

        7.    Adjustment Upon Changes in Capitalization. Etc.    In the event that the Board of Directors determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Board of Directors in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board of Directors shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Common Shares or other securities of the Company (or number and kind of other securities or property) available for issuance under the Plan with respect to which options may be granted and the number of Share Units credited to a Participant's Share Unit Account, (ii) the number of Common Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding options, and (iii) the grant or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option in consideration for the cancellation of such option.

        8.    Withholding and Other Obligations.

          (a)  A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Option, from any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Option or other property) of any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          (b)  Without limiting the generality of clause (a) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Common Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Common Shares otherwise issuable pursuant to the exercise of the option a number of Common Shares with a Fair Market Value equal to such withholding liability.

          (c)  Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 6(e) of the Plan, the Optionee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

        9.    Plan Amendments and Termination.    The Board may suspend or terminate the Plan at any time and may amend it at any time and from time to time, in whole or in part; provided, however, that no amendment or termination may adversely affect any rights of any Eligible Director with respect, to amounts that have been deferred or options that have been granted prior to the date of such amendment or termination without the affected Eligible Director's consent and; provided further, that any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement shall not be effective until such approval has been obtained.

        10.    Listing, Registration and Legal Compliance.    If the Board shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the issuance of Common Shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained. The term "Consent" as used herein with respect to any Plan Action means (i) the listing, registration or qualification of any Common Shares issued under the Plan on any securities exchange or under any foreign, federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or (iii) any and all written agreements and representations by an Eligible Director with respect to the disposition of Common Shares or with respect to any other matter that the Board shall deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

        11.    Right of Discharge Reserved.    Nothing in the Plan shall confer upon any Eligible Director the right to continue in the service of the Company or affect any right that the Company may have to terminate the service of such Eligible Director.

        12.    Other Payments or Awards.    By participation in the Plan, each Eligible Director so participating shall be deemed to have agreed that any payments made under the Plan are special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its affiliates. In addition, such participation will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of any such Eligible Director.

        13.    Rights Not Transferable or Subject to Alienation.    Except as set forth in Section 6(e) no options granted to an Eligible Director under this Plan may be sold, assigned or otherwise transferred by the Eligible Director other than by will or the laws of descent or distribution; all options granted to an Eligible Director under this Plan may be exercised during the Eligible Director's lifetime only by such Eligible Director. An Eligible Director's rights to payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by his creditors or his beneficiaries.

        14.    Restrictions on Transferability.    All Common Shares delivered under the Plan shall be non-transferable for six months after receipt if the Board determines that such restriction is necessary to comply with Section 16b of the United States Securities Exchange Act or otherwise and shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any laws, rules, regulations and other legal requirements, including, without limitation, those of any stock exchange upon which the Common Shares are then listed and any applicable federal, state or foreign securities laws.

        15.    Rights as a Stockholder.    An Eligible Director shall have no rights as a stockholder of the Company with respect to any Common Shares issuable under the Plan until such Common Shares have been delivered to the Eligible Director.

        16.    Unfunded Plan.    The Plan shall be unfunded for U.S. Federal income tax purposes and shall not create (or be construed to create) a trust or separate fund. The Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person and shall constitute a mere promise by the Company to make payments in the future. The Company may, in its sole discretion, establish a separate trust to hold assets set aside to provide benefits under the Plan, provided that no Eligible Director shall have an interest in the assets of any such trust and the assets of such trust shall be available to pay claims of the Company's general creditors on such terms and conditions as the trust may provide. To the extent any person holds any rights by virtue of a pending deferral under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

        17.    Non-Exclusivity of the Plan.    Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        18.    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Bermuda.

        19.    Severability.    If any portion of the Plan is declared by any court or governmental authority to be invalid, such invalidity shall not affect any portion not declared to be invalid. Any portion so declared to be invalid shall, if possible, be construed in a manner that will give effect to the terms of such portion to the fullest extent possible while remaining valid.

        20.    Notices.    All notices and other communications hereunder shall be given in writing and shall be personally delivered against or sent by registered or certified mail, return receipt requested or by reputable overnight delivery service. Any notice shall be deemed given on the date of delivery or mailing, and if mailed, shall be addressed (a) to the Company, and (b) to an Eligible Director, at the Eligible Director's principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

        21.    Section Headings.    The Section headings contained herein are for convenience only and are not intended to define or limit the contents of said Sections.

        22.    Effective Date.    This Plan shall become effective upon approval by the shareholders of the Company.

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ESG Re Limited Non-Management Directors' Compensation and Option Plan